UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): December 11, 2018

C&J Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38023	81-4808566
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3990 Rogerdale Rd.
Houston, Texas 77042
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (713) 325-6000
N/A
(Former Name or Former Address, If Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers
On December 11, 2018 (the “Effective Date”), C&J Spec-Rent Services, Inc. (“Spec-Rent”), a wholly-owned subsidiary of C&J Energy Services, Inc. (“C&J” or the “Company”), entered into amended and restated employment agreements (each, an “Amended Agreement”) with each of (i) Donald Gawick, its President and Chief Executive Officer and (ii) Danielle Hunter, its Executive Vice President, General Counsel, Chief Risk and Compliance Officer and Corporate Secretary, in each case, that supersede and replace the previous employment agreement that each such officer entered into with the Company (each, a “Prior Agreement”).
The Amended Agreement for each of Mr. Gawick and Ms. Hunter provides for a three-year term beginning on the Effective Date and ending on the third anniversary of the Effective Date, with an automatic renewal for an additional one-year term on such third anniversary and each subsequent anniversary thereafter unless either party provides notice of non-renewal.
The Amended Agreement modifies certain elements of compensation, which now consists of (i) an annualized base salary (“Base Salary”) equal to $875,000 for Mr. Gawick and $425,000 for Ms. Hunter, which amount is subject to annual review and may be adjusted, (ii) an annual short-term incentive cash bonus under the Company’s short-term incentive plan with a target value of 100% of Base Salary for Mr. Gawick and 75% for Ms. Hunter as of the last day of the applicable bonus year (unless otherwise established by the Compensation Committee (the “Compensation Committee”) of the Board, subject to the achievement of certain targets set forth by the Compensation Committee, and (iii) an annual long-term incentive equity award under the Company’s long-term incentive plan, of a nature and type, in such amounts and structure, and subject to the terms, conditions and other requirements as determined by the Compensation Committee, with a target value of 500% of Base Salary for Mr. Gawick and 225% of Base Salary for Ms. Hunter at the time the grant is approved (unless otherwise established by the Compensation Committee).

Upon a termination of employment, in addition to payment of any accrued obligations (including but not limited to (i) any unreimbursed business expenses properly incurred and reported and (ii) any earned but unpaid annual cash bonus for the year prior to the year of termination (subject to satisfaction of any applicable performance requirements, but without regard to any continued employment requirement) (the “Accrued Obligations”), each officer is eligible to receive the following severance payments and benefits under certain circumstances:

•
In the event such officer’s employment is terminated by Spec-Rent without Cause (as defined in the Amended Agreement), by such officer for Good Reason (as defined in the Amended Agreement) or due to non-renewal of the Amended Agreement by Spec-Rent, in each case, outside the Protected Period (as defined below) and the officer executes and delivers a release of claims, (a) annual cash bonus for the year of termination based on the target bonus amount (determined in accordance with the Amended Agreement) for such year; (b) accelerated vesting of outstanding equity incentive awards (with unexercised stock options remaining exercisable for their full term, and with any performance-based equity awards being paid out at the target level if such termination occurs within the first half of the performance period or paid out based on actual performance with respect to applicable performance metrics calculated as of the date of termination if such termination occurs within the latter half of the performance period); and (c) cash severance in a total amount equal to the sum of (i) two times such officer’s Base Salary and such officer’s target annual cash bonus amount (determined in accordance with the Amended Agreement), (ii) a lump sum payment equal to the total cost of 18 months’ of COBRA premiums and (iii) the value of such officer’s vacation days for the year of termination (prorated based on the quarter of the calendar year in which the date of termination occurs).

•
In the event such officer’s employment is terminated due to the officer’s death or Permanent Disability (as defined in the Amended Agreement) outside the Protected Period and the officer or the officer's estate executes and delivers a release of claims, (a) annual cash bonus for the year of termination based on the target bonus amount (determined in accordance with the Amended Agreement) for such year; (b) accelerated vesting of outstanding equity incentive awards (with any performance-based equity awards being paid out at the target level and unexercised stock options remaining exercisable for their full term); and (c) the value of such officer’s vacation days for the year of termination (prorated based on the quarter of the calendar year in which the date of termination occurs).

In addition, if such officer’s employment is terminated by Spec-Rent without Cause, by such officer for Good Reason or due to non-renewal by Spec-Rent of the Amended Agreement, in each case, within the period beginning 30 days prior to the effective date of a Change of Control (as defined in the Amended Agreement) and ending on the second anniversary of the effective date of such Change of Control (the “Protected Period”), such officer would be eligible to receive enhanced severance payments and benefits as compared to the severance payments and benefits described above, including but not limited to cash severance in a total amount equal to the sum of (a) three times such officer’s Base Salary and such officer’s target annual cash bonus amount (rather than two times)(determined in accordance with the Amended Agreement), (b) a lump sum payment equal to the total cost of 36 months of COBRA premiums (rather than 18 months) and (c) the value of such officer’s vacation days for the year of termination (prorated based on the quarter of the calendar year in which the date of termination occurs).
The foregoing description of the Amended Agreements is not complete and is qualified in its entirety by reference to the complete text of the Amended Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Employment Agreement, effective as of December 11, 2018, by and between C&J Spec-Rent Services, Inc. and Donald Gawick.
10.2	Amended and Restated Employment Agreement, effective as of December 11, 2018, by and between C&J Spec-Rent Services, Inc. and Danielle Hunter.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C&J ENERGY SERVICES, INC.
December 17, 2018
	By:	/s/ Danielle Hunter
	Name:	Danielle Hunter
	Title:	Executive Vice President, General Counsel,
Chief Risk and Compliance Officer and
Corporate Secretary

4